EXHIBIT 99.1

AntriaBio Receives Notice of Allowance on Patent Covering Microsphere Drug Delivery
Platform

LOUISVILLE, CO – 11/17/15 – AntriaBio, Inc. (“AntriaBio” or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation developing novel extended release therapies, announced that it has received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for U.S. Patent Application No. 14/324,734 titled, “Solvent Extraction From Biodegradable Microparticles.” The application covers the methods around solvent extraction and rinse in the manufacturing process for product candidates AB101 and AB301, as well as other internal and external potential pipeline therapies that use AntriaBio’s proprietary microsphere drug delivery platform. A Notice of Allowance is a written notification from the USPTO that review of the patent application has completed and issuance of the patent is pending.

“This Notice of Allowance is an important milestone as we continue to execute against our patent strategy in an effort to develop differentiated novel extended release therapies with superior injectability through fine gauge needles,” said Sankaram Mantripragada, Ph.D., Chief Scientific Officer of AntriaBio. “Through ongoing research and development, we will continue to advance our intellectual property estate by filing patent applications for additional product candidates and novel technologies.”

AntriaBio is currently preparing to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for AB101 and initiate a clinical study in type 1 and type 2 diabetes patients in 2016. AntriaBio is also engaged in additional ongoing preclinical studies of AB301, a weekly injectable combination of a pegylated human glucagon-like peptide-1 (GLP-1) agonist and AB101, AntriaBio’s basal insulin lead product candidate.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $11 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio, Inc.